                                                                     EXHIBIT 3.1
                             QUALITY SYSTEMS, INC.

                       RESTATED ARTICLES OF INCORPORATION



         Sheldon Razin and Janet Razin certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of QUALITY SYSTEMS, INC., a California corporation.

         2. The Articles of Incorporation of this corporation are amended and restated to read in their entirety as follows:

                 "FIRST:  The name of this corporation is


                             QUALITY SYSTEMS, INC.


                 SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                 THIRD:   This corporation is authorized to issue only one
class of shares, to be called "Common Stock." The total number of such shares which this corporation shall have authority to issue is TWENTY MILLION (20,000,000) and each such share shall have a par value of one cent ($.01).

                 FOURTH: The corporation elects to be governed by all of the provisions of Division 1 of Title 1 of the California Corporations Code (as amended by act of the California Legislature, 1975-1976 regular session, effective January 1, 1977, as defined in Section 2300 of the California General Corporation Law) not otherwise applicable to the corporation under Chapter 23 of said Division 1.

                 FIFTH:   (A) The liability of the directors of the corporation
for monetary damages shall be eliminated to the fullest extent permissible under California law. Any repeal or modification of the foregoing provision of this Article FIFTH by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                          (B)     The corporation is authorized to provide
indemnification of agents (as defined in section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code. Any repeal or modification of the foregoing provision of this Article FIFTH by the shareholders of this corporation shall not adversely affect any right or protection of any agent of this corporation existing at the time of such repeal or modification."

         3. The foregoing amendment and restatement of the Articles of Incorporation of this corporation has been duly approved by the board of directors of the corporation.

         4. The foregoing amendment and restatement of the Articles of Incorporation of this corporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 4,184,116. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed this 7th day of September 1989, at Tustin, California.


                                                    /s/   SHELDON RAZIN
                                                 ------------------------------
                                                     Sheldon Razin, President



                                                   /s/     JANET RAZIN
                                                 ------------------------------
                                                       Janet RAZIN, Secretary





                                      -2-